ROBERT B. SAGINAW
Counsel

Phone (612) 342-7346
Fax (612) 342-7531



                                                                    EXHIBIT 99.2


                          ATTORNEY OPINION AND CONSENT


April 16, 1999

ReliaStar Life Insurance Company
20 Washington Avenue S.
Minneapolis, MN 55440


Dear Sir or Madam:

In connection with the proposed registration under the Securities Act of 1933, as amended, of flexible premium variable life insurance policies (the "Policies") and interests in Select*Life Variable Account (the "Variable Account"), I have examined documents relating to the establishment of the Variable Account by the Board of Directors of ReliaStar Life Insurance Company (the "Company") as a separate account for assets applicable to variable contracts, pursuant to Minnesota Statutes Sections 61A.13 to 61A. 21, as amended, and the Registration Statement, on Form S-6, File No. 333-18517 (the "Registration Statement") and I have examined such other documents and have reviewed such matters as I deemed necessary for this opinion, and I advise you that in my opinion:

         1. The Variable Account is a separate account of the Company duly created and validly existing pursuant to the laws of the State of Minnesota.

         2. The Policies, when issued in accordance with the Prospectus constituting a part of the Registration Statement and upon compliance with applicable local law, will be legal and binding obligations of the Company in accordance with their respective terms.

         3. The portion of the assets held in the Variable Account equal to reserves and other contract liabilities with respect to the Variable Accounts are not chargeable with liabilities arising out of any other business the Company may conduct.

         4. Amendment No. 4 does not contain disclosures that would render it ineligible to become effective under Rule 485(b) of the Securities Act of 1933.

I consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name under the heading "Legal Matters" in the Prospectus constituting a part of the Registration Statement and to the references to me wherever appearing therein.


Sincerely,

/S/ Robert B. Saginaw

Robert B. Saginaw
Counsel

RBS:js\7068c
Enclosure